Exhibit 10.12

KEVIN M. MCCARTY COMMISSIONER

IN THE MATTER OF:	CASE NO: 127438-12-CO

Application for the issuance of a Permit to

HERITAGE PROPERTY & CASUALTY INSURANCE COMPANY

to form an authorized Domestic Insurer and for the

subsequent issuance of a Certificate of Authority

                                                                                  /

CONSENT ORDER

THIS CAUSE came on for consideration upon the filing of an application with the OFFICE OF INSURANCE REGULATION (hereinafter referred to as the “OFFICE”) for the issuance of a Permit and subsequent Certificate of Authority to HERITAGE PROPERTY & CASUALTY INSURANCE COMPANY (hereinafter referred to as “APPLICANT”) to form and operate as an authorized domestic insurer, pursuant to Sections 624.401, 624,404, 624.413, 628.051, 628.061, 628.071, and 628.081, Florida Statutes, to write the following lines of insurance coverage in this state: (0010) Fire, (0020) Allied Lines, (0040) Homeowners Multi Peril and (0170) Other Liability. Following a complete review of the entire record, and upon consideration thereof, and being otherwise fully advised in the premises, the OFFICE hereby finds, as follows:

1. The OFFICE has jurisdiction over the subject matter and of the parties herein.

2. APPLICANT has applied for and, subject to the present and continuing satisfaction of the requirements, terms, and conditions established herein, met all of the conditions precedent to the granting of a Permit to APPLICANT to form a domestic insurer in Florida, pursuant to the requirements set forth for licensure by the Florida Insurance Code.

3. The application represents that prior to the issuance of a Certificate of Authority, APPLICANT will become a newly formed Florida stock corporation. The application further represents that APPLICANT’s issued and outstanding stock will be wholly owned by HERITAGE INSURANCE HOLDINGS, LLC (hereinafter referred to as “HERITAGE HOLDINGS”), a Florida limited liability company. The application represents no individual or entity owns ten percent (10%) or more of the issued and outstanding voting shares of HERITAGE HOLDINGS. Said representations are material to the issuance of this Consent Order.

4. Except as disclosed in the application, APPLICANT and HERITAGE HOLDINGS have made material representations that none of the incorporators, officers, and directors of APPLICANT, and none of the officers and directors of HERITAGE HOLDINGS have been found guilty of, or pleaded guilty or nolo contendere to, a felony or a misdemeanor, other than a minor traffic violation, without regard to whether a judgment of conviction was entered by the Court.

5. APPLICANT and/or HERITAGE HOLDINGS shall provide legible and complete fingerprint cards for all individuals as noted in paragraph four (4) above. If the completed fingerprint cards of any said person furnished to the OFFICE or other sources utilized by the OFFICE in its investigation process reveal that the representations made in paragraph four (4) above are inaccurate, any individual involved shall be removed as officer, director and/or shareholder of said company within thirty (30) days after notification by the OFFICE and replaced with a person or persons acceptable to the OFFICE.

6. APPLICANT and/or HERITAGE HOLDINGS shall, within thirty (30) days of the execution of this Consent Order, submit or cause to be submitted, a background investigative report to the OFFICE that is less than one (1) year old for the Chief Financial Officer and the Executive Vice President of APPLICANT. If the background information on such individuals furnished to the OFFICE or other sources utilized by the OFFICE in its investigation process reveal that the representations made in paragraph four (4) above are inaccurate, the individual involved shall be removed within thirty (30) days after notification by the OFFICE and replaced with a person or persons acceptable to the OFFICE.

7. APPLICANT and HERITAGE HOLDINGS further represent that, except as provided in paragraphs five (5) and six (6) above, they have submitted complete information on each of the above individuals, and that if material information has not been provided to the OFFICE, any such individual(s) shall be removed within thirty (30) days of receipt of notification from the OFFICE.

8. If, upon receipt of notification from the OFFICE, pursuant to paragraphs five (5), six (6) and/or seven (7) above, APPLICANT or HERITAGE HOLDINGS does not timely take the required corrective action, APPLICANT and HERITAGE HOLDINGS agree that such failure to act would constitute an immediate danger to the public, and the OFFICE immediately may suspend, revoke, or take other administrative action as it deems appropriate upon the Permit of APPLICANT without further proceedings, pursuant to Sections 120.569(2)(n) and 120.60(6), Florida Statutes. Such failure by APPLICANT to take corrective action shall further constitute grounds to deny APPLICANT a Certificate of Authority.

9. APPLICANT has filed an application with the OFFICE consisting of a Plan of Operation, biographical information, legal documents, and other supporting documents for the purpose of obtaining a Permit and subsequent Certificate of Authority (hereinafter referred to as “Application”). In making a determination regarding the issuance of a Permit to APPLICANT, the OFFICE has relied on the accuracy and truthfulness of the documents and reports provided by APPLICANT and/or HERITAGE HOLDINGS in this matter. APPLICANT represents that the Application filed with the OFFICE and all related submissions and responses have been reviewed by APPLICANT and/or HERITAGE HOLDINGS and that these documents, as amended to date, are complete and correct in all respects. APPLICANT and HERITAGE HOLDINGS further represent that they have disclosed and provided, or will provide to the OFFICE, copies of all current understandings and agreements relating to the formation, funding, and future transaction of insurance by APPLICANT, which will be entered into by APPLICANT, or any of its incorporators, officers, directors, or ten percent (10%) or greater shareholders for such purposes. Said representations are material to the issuance of this Consent Order.

10. APPLICANT and HERITAGE HOLDINGS affirm that all explanations, representations, and documents provided to the OFFICE in connection with APPLICANT’s Application, including all attachments and supplements thereto, are true, and all representations and requirements set forth herein are material to the issuance of this Consent Order, and fully describe all transactions, agreements, and understandings regarding the formation and operation of APPLICANT.

11. APPLICANT represents that it plans to assume approximately thirty-five thousand (35,000) residential policies from Citizens Property Insurance Corporation (“CITIZENS”) in 2012 under one or more depopulation plans. The depopulation plan(s) is/are subject to separate approval by CITIZENS and the OFFICE.

12. APPLICANT acknowledges that entry of this Consent Order does not constitute approval by CITIZENS or the OFFICE of the APPLICANT’s depopulation plan(s). APPLICANT further acknowledges that entry of this Consent Order does not constitute a guarantee that the policies referred to in paragraph eleven (11) above will ultimately be available to APPLICANT for removal from CITIZENS, as the availability for removal may vary over time.

13. If APPLICANT is able to effectuate an assumption of policies from CITIZENS in accordance with its depopulation plan(s), APPLICANT acknowledges the following specified requirements as a condition to the granting of a Permit and subsequent Certificate of Authority to APPLICANT:

a) APPLICANT, at its own expense, shall give at least thirty (30) days advance notice to affected policyholders, which notice will inform policyholders of the need to contact APPLICANT before the removal date if the policyholder desires to stay with CITIZENS;

b) APPLICANT shall accumulate any objections, and facilitate the return of any policyholder who desires to stay in CITIZENS if that policyholder expresses the desire to stay in CITIZENS within the thirty (30) day notice period prior to the removal of the policy, or within thirty (30) days after the date of the policy removal. APPLICANT shall not require policyholders to make additional payments, nor take any action other than to express the desire to remain with CITIZENS in writing, by electronic mail, or by telephone on or before thirty (30) days following the date of their policy removal; and

c) All communications with agents and policyholders regarding any policies to be removed from CITIZENS must be done in accordance with instructions by CITIZENS and the OFFICE. APPLICANT shall obtain prior approval from the OFFICE of any letters sent to policyholders regarding any policies to be removed from CITIZENS.

14. APPLICANT acknowledges the separate review of the depopulation plan as referenced in paragraphs eleven (11), twelve (12) and thirteen (13) above may result in the need for additional surplus and/or reinsurance as deemed appropriate by the OFFICE.

15. APPLICANT shall comply with its Plan of Operation and supporting documents as submitted with the Application. Written approval must be secured from the OFFICE prior to any material deviation from said Plan of Operation. APPLICANT shall not exceed the direct, assumed, and/or net premiums written as projected in the Pro Forma Statement for years 2012, 2013, and 2014 submitted by APPLICANT with the Application, without the prior written approval of the OFFICE,

16. HERITAGE HOLDINGS shall not make distributions to equity members for a period of three (3) years from the execution date of this Consent Order except such distributions as are required to offset its members’ tax obligations resulting from membership in HERITAGE HOLDINGS or such distributions as may be approved by the OFFICE in advance in writing.

17. APPLICANT represents that its initial capital of eighteen million U.S. Dollars ($18,000,000) in cash will be funded by HERITAGE HOLDINGS. Three hundred thousand U.S. Dollars ($300,000) of the initial capital will be used to complete the statutory deposit requirement with the Bureau of Collateral Management.

18. Final approval and issuance of APPLICANT’s Certificate of Authority shall be granted in writing by the OFFICE at such time as the OFFICE is satisfied that APPLICANT has complied with all provisions of this Consent Order and the OFFICE has received the following documents on or before September 30, 2012, unless otherwise specified herein, and the OFFICE is satisfied that the documents meet the requisite statutory and rule requirements:

a) Proof of the deposit of seventeen million seven hundred thousand U.S. Dollars ($17,700,000) in cash into APPLICANT’s account in a Florida banking institution which is a member of the Federal Reserve System, with a written certification from the bank, signed by an officer of the bank, stating the deposited funds are not hypothecated, encumbered, or pledged in any way;

b) Proof of the deposit of three hundred thousand U.S. Dollars ($300,000) placed with the Bureau of Collateral Management, as required by Section 624.411 and Chapter 625, Part III, Florida Statutes;

c) Completed and executed National Association of Insurance Commissioners Company Code Application;

d) Certificate of Status from the Florida Secretary of State;

e) Federal Employers Identification Number (FEIN) of APPLICANT;

f) Executed and notarized copies of the Articles of Incorporation of APPLICANT;

g) Board Resolution for the adoption of the Bylaws of APPLICANT;

h) Acknowledgement that for the three (3) years immediately following the issuance of a Certificate of Authority, APPLICANT shall file with the OFFICE, on an annual basis, no later than June 1 of each year or earlier at the OFFICE’s request, a Catastrophe Loss Model with Probable Maximum Loss estimate amounts for a one hundred-year storm, or as otherwise required by the OFFICE, based upon APPLICANT’s exposure information on policies in force as of May 15 of the then current year. The OFFICE reserves the right to require

APPLICANT to provide additional modeling at the sole discretion of the OFFICE. APPLICANT shall include in the filings any update to its exposure management plan which will identify the company’s ability to provide satisfactory financial capacity to cover the company’s exposure to catastrophic hurricane loss. APPLICANT shall also include specific plans that will limit exposure to a level within the company’s financial capacity. Based upon the OFFICE’S review of said models and plans, the OFFICE may require APPLICANT to take corrective action to cure any overexposure identified by the OFFICE, including, but not limited to, the purchase of additional reinsurance;

i) Evidence that APPLICANT’s Board of Directors has ratified the execution of this Consent Order on APPLICANT’s behalf by Richard Widdicombe, as President and one of its incorporators, and indicated its willingness to be bound by the terms, conditions, and representations stated herein; and

j) Executed copies of all agreements, with all addendums, relating to the operations and management of the company, including but not limited to, the Managing Agency Contract, the Policy Administration Services Agreement, the Agreement for Claims Services, the Claims Administration Agreement with Aplin Peer & Associates, Inc., and the Cost Allocation Agreement.

19. APPLICANT shall, within ten (10) days of receiving its Certificate of Authority, submit to the OFFICE its National Association of insurance Commissioners Company Code assignment.

20. If at the time of submitting documents for its Certificate of Authority, there are any new officers or directors of APPLICANT, or new officers, directors, or shareholders holding a ten percent (10%) or greater ownership in HERITAGE HOLDINGS, then APPLICANT shall file with the OFFICE biographical affidavits, fingerprint cards, authority for release of information forms, and background investigation reports for these individuals at such time. If the completed fingerprint cards of any said person furnished to the OFFICE or other sources utilized by the OFFICE in its investigation process reveal that the representations made in paragraph four (4) above are inaccurate, any Individual involved shall be removed as officer, director, and/or ten percent (10%) or greater shareholder of said company within thirty (30) days after notification by the OFFICE and replaced with a person or persons acceptable to the OFFICE.

21. APPLICANT and HERITAGE HOLDINGS acknowledge and agree that, if the OFFICE determines that the documentation specified in paragraph eighteen (18) above is not submitted as required, is incomplete, or does not meet the requisite statutory or rule requirements, the OFFICE shall hold the Certificate of Authority component of the Application in abeyance, and withdraw the Application from consideration, until such time as the required documentation has been submitted to the OFFICE for review.

22. Upon the issuance of the Certificate of Authority to APPLICANT, APPLICANT shall further comply with the following:

a) APPLICANT shall not transact business until APPLICANT’s forms and rates have been approved in writing by the OFFICE.

b) APPLICANT agrees that any managerial, administrative, or cost-sharing arrangements involving APPLICANT shall be in accordance with a formal written agreement and contain, at a minimum, the following:

(1) A requirement of monthly cash settlement of any expenses incurred for the month; and

(2) A clear delineation of the financial boundaries of each operation. Further, APPLICANT shall not bear any occupancy expenses for space which is occupied by any other entity and, upon examination, shall be prepared to demonstrate how the occupancy cost and space is allocated among co-located entities.

c) Any agreements that APPLICANT enters into with any affiliated person, entity or related party, as defined in Statement of Statutory Accounting Principles No. 25 of the National Association of Insurance Commissioners Accounting Practices and Procedures Manual, shall be in writing and shall be submitted to the OFFICE for the OFFICE’s review and prior written approval. For purposes of this paragraph, an affiliated person or entity is any officer or director of APPLICANT, or any officer, director, or five percent (5%) or more shareholder of any of APPLICANT’s immediate, intermediate, or ultimate parents.

d) APPLICANT agrees that any arrangement or agreement with an affiliated party for the provision of administrative services shall further comply with the following requirements:

(1) APPLICANT must have the right to terminate the contract for cause;

(2) The contract shall contain a provision with respect to the underwriting or other standards pertaining to the business underwritten by APPLICANT;

(3) The contract shall be retained as part of the official records of both the affiliate and APPLICANT for the term of the contract and five (5) years afterward;

(4) Payment to the affiliate of any premiums or charges for insurance by or on behalf of the insured shall be deemed to have been received by APPLICANT, and return premiums or claims payments forwarded by APPLICANT to the affiliate shall not be deemed to have been paid to the insured or claimant until such payments are received by the insured or claimant;

(5) The affiliate shall hold all funds collected on behalf of or for APPLICANT as well as all return premiums received from APPLICANT in a fiduciary capacity in trust accounts;

(6) The affiliate shall adhere to underwriting standards, rules, procedures and manuals setting forth the rates to be charged, and the conditions for the acceptance or rejection of risks as determined by APPLICANT;

(7) All fees and charges must be specified in the contract and they must be comparable to fees charged to any other insurer for which similar contracted services are provided by the affiliate. If the affiliate does not perform such services for other insurers, the fees charged must be reasonable in rotation to the services provided;

(8) All claims paid by the affiliate from funds collected on behalf of APPLICANT shall be paid only on drafts of, and as authorized by, APPLICANT;

(9) APPLICANT shall retain the right of continuing access to books and records maintained by the affiliate sufficient to permit APPLICANT to fulfill all of its contractual obligations to insured persons, subject to any restrictions in the written agreement between APPLICANT and the affiliate on the proprietary rights of the parties in such books and records;

(10) The affiliate shall provide written notice approved by APPLICANT to insured individuals advising them of the identity of, and relationship among, the affiliate, the policyholder, and APPLICANT; and

(11) Any policies, certificates, booklets, termination notices, or other written communications delivered by APPLICANT to the affiliate for delivery to its policyholders shall be delivered by the affiliate promptly after receipt of instructions from APPLICANT to deliver them.

e) APPLICANT shall maintain its principal place of business in Florida and shall make available to the OFFICE complete records of its affairs. APPLICANT shall also maintain its office, records, and assets in Florida as required by Section 628.271, Florida Statutes. The physical form, if any, of the assets shall also be maintained in Florida, or in compliance with Section 628.511, Florida Statutes.

f) APPLICANT shall not expand its operations outside the state of Florida without prior written approval from the OFFICE.

g) APPLICANT shall file with the OFFICE the quarterly supplemental reports as required by Section 624.424(10), Florida Statutes.

h) APPLICANT shall file updates to its Holding Company Registration Statement as required by Section 628.801, Florida Statutes, and Rule 690-143.046, Florida Administrative Code.

i) APPLICANT shall file a completed and executed copy of any custody account agreement(s), which shall contain all of the required provisions of Rule 690-143.042, Florida Administrative Code, and investment management agreement(s).

j) APPLICANT shall maintain sufficient and adequate internal controls and supervision of any external contractor(s) providing services in connection with the insurance transactions of APPLICANT, and shall further assume responsibility for the actions of said contractor(s) as they relate to any performance under the service agreements.

k) APPLICANT shall maintain an anti-fraud plan that complies with Section 626.9891, Florida Statutes, and Rule 69D-2, Florida Administrative Code.

l) As a condition of the OFFICE’s issuance of a Certificate of Authority to APPLICANT, APPLICANT shall maintain a deposit with the Burcau of Collateral Management, in the amount of at least three hundred thousand U.S. Dollars ($300,000), as required by Section 624.411, Florida Statutes.

m) APPLICANT shall take necessary steps to effectuate membership of APPLICANT in the associations and/or funds, as required by the following statutes, and to comply with the conditions contained in such entities’ Plan of Operation. Further, APPLICANT agrees to pay any and all assessments levied by such entities and/or applicable laws. APPLICANT acknowledges full responsibility for determining the associations and/or funds APPLICANT is required to join pursuant to, but not limited to, Sections 215.555, 627.311(4), 627.351(1), 627.351(4), 627.351(6), 627.3515, 627.6488, 631.55, 631.715, and 631.911, Florida Statutes. APPLICANT further acknowledges its statutory obligations pursuant to, but not limited to, the aforementioned statutes and will continually monitor the various associations and/or funds that it is required to join as determined by the lines of business on the Certificate of Authority of APPLICANT. Further, APPLICANT shall, based upon the lines of business on its Certificate of Authority, continually monitor and comply with statutory requirements regarding APPLICANT’s membership in the associations and funds which are identified herein or which may be established in the future.

n) APPLICANT shall submit to the OFFICE, no less than annually, all required filings, pursuant to Section 627.0645, Florida Statutes, and Rule 690-170.007, Florida Administrative Code.

o) APPLICANT shall file with the OFFICE all premium growth reports as required by Section 624.4243, Florida Statutes, in a complete and timely manner.

p) During the five (5) years following the entry of this Consent Order, APPLICANT shall pay only those dividends that have been approved in advance and in writing by the OFFICE.

q) Any managing general agent and related contracts entered into by APPLICANT following the issuance of a Certificate of Authority shall meet the requirements of Sections 626.015(14) and 626.7451, Florida Statutes.

r) APPLICANT shall obtain written approval from the OFFICE prior to contracting with any managing general agent or charging any policy fees related to contracting with, or services provided by, a managing general agent other than that approved by the OFFICE with this Application.

s) APPLICANT shall obtain the prior written approval of the OFFICE before amending, updating, or changing any managing general agent contracts entered into by APPLICANT.

t) For the first year following APPLICANT’s receipt of a Certificate of Authority, any change in the officers and directors of APPLICANT shall be subject to the prior written approval of the OFFICE.

u) APPLICANT acknowledges that it shall not enter into a reinsurance arrangement with a captive and/or affiliated entity without the prior written approval of the OFFICE.

v) APPLICANT acknowledges that it shall maintain compliance with Section 624.404(4), Florida Statutes.

w) Prior to effectuating an assumption of policies from CITIZENS, APPLICANT shall provide to the OFFICE fully executed reinsurance agreements or confirmation acceptable to the OFFICE at the OFFICE’S sole discretion, that all reinsurance agreements have been placed, including any Reinstatement Premium Protection Agreement(s), to the OFFICE for its review, and said agreements have been determined to meet all statutory and rule requirements. If acceptable confirmation has been submitted to the OFFICE, APPLICANT shall submit a copy of the fully-executed reinsurance agreements, including the Reinstatement Premium Protection Agreement(s), within five (5) days of receipt of same by APPLICANT.

x) At such time reinsurance coverage becomes necessary to support the 2012 voluntary writing, APPLICANT shall provide fully executed reinsurance agreements and/or related documents, including agreements relating to stub period cover, to the OFFICE for its review and said agreements shall meet all statutory and rule requirements. In addition, APPLICANT acknowledges that it shall provide any other fully executed reinsurance agreements to the OFFICE on a going-forward basis, and otherwise comply with the provisions of Section 624.610, Florida Statutes.

23. Following the placement of APPLICANT’s reinsurance program, APPLICANT shall submit to the OFFICE any necessary revision to its three-year Pro Forma Financial Statements reflective of the actual costs of reinsurance obtained if any deviation should occur from the Pro Form Financial Statements submitted with the Application. APPLICANT agrees that the OFFICE’s review of said Pro Forma Financial Statements may result in the need for additional surplus and/or other financial requirements, as deemed appropriate by the OFFICE;

24. APPLICANT shall report to the OFFICE, Property and Casualty Financial Oversight, any time that it is named as a party defendant in a class action lawsuit, within fifteen (15) days after the class is certified, and APPLICANT shall include a copy of the complaint at the time it reports the class action lawsuit to the OFFICE.

25. APPLICANT and HERITAGE HOLDINGS further affirm that all representations are true and all representations and requirements set forth herein are material to the issuance of this Consent Order.

26. Executive Order 13224, signed by President George W. Bush on September 23, 2001, blocks the assets of terrorists and terrorist support organizations identified by the United States Department of the Treasury, Office of Foreign Assets Control. The Executive Order also prohibits any transactions by U.S. persons involved in the blocked assets and interests. The list of identified terrorists and terrorist support organizations is periodically updated at the Treasury Department’s Office of Foreign Assets Control website, http://www.treas.gov/ofac. APPLICANT shall maintain and adhere to procedures necessary to detect and prevent prohibited transactions with individuals and entities which have been identified at the Treasury Department’s Office of Foreign Assets Control website.

27. Pursuant to Section 628.071, Florida Statutes, if the OFFICE has not issued APPLICANT a Certificate of Authority within one (1) year of the date of filing this Consent Order, APPLICANT’s Permit shall no longer be valid.

28. APPLICANT and HERITAGE HOLDINGS agree that, if a Certificate of Authority has been issued to APPLICANT, failure to adhere to one or more of the terms and conditions contained herein shall result without further proceedings, in the revocation of APPLICANT’s Certificate of Authority in this state in accordance with Sections 120.569(2)(n) and 120.60(6), Florida Statutes.

29. The deadlines set forth in this Consent Order may be extended by written approval of the OFFICE. Approval of any deadline extension is subject to statutory or administrative regulation limitations.

30. APPLICANT shall report to the OFFICE within sixty (60) days from the date of the execution of this Consent Order a certification evidencing compliance with all of the requirements of this Consent Order. Any exceptions shall be so noted and contained in the certification. Exceptions noted in the certification shall also include a timeline defining when the outstanding requirements of the Consent Order will be complete. Said certification shall be submitted to the OFFICE via electronic mail and directed to the attention of the Assistant General Counsel representing the OFFICE in this matter and as named in this Consent Order.

31. APPLICANT and HERITAGE HOLDINGS expressly waive a hearing in this matter, the making of Findings of Fact and Conclusions of Law by the OFFICE, and all further and other proceedings herein to which the parties may be entitled by law or rules of the OFFICE. APPLICANT and HERITAGE HOLDINGS hereby knowingly and voluntarily waive all rights to challenge or to contest this Consent Order, in any forum now or in the future available to it, including the right to any administrative proceeding, circuit or federal court action, or any appeal.

32. Each party to this action shall bear its own costs and fees.

33. The parties agree that this Consent Order shall be deemed to be executed when the OFFICE has executed a copy of this Consent Order bearing the signature of APPLICANT or its authorized representative and HERITAGE HOLDINGS or its authorized representative, notwithstanding the fact that the copy may have been transmitted to the OFFICE electronically. Further, APPLICANT and HERITAGE HOLDINGS agree that their signatures as affixed to this Consent Order shall be under the seal of a Notary Public.

WHEREFORE, the agreement between HERITAGE PROPERTY & CASUALTY INSURANCE COMPANY, HERITAGE INSURANCE HOLDINGS, LLC, and the OFFICE OF INSURANCE REGULATION, the terms and conditions of which are set forth above, is APPROVED, and the Application for the issuance of a Permit to HERITAGE PROPERTY & CASUALTY INSURANCE COMPANY, pursuant to Sections 628.051, 628.061, 628.071, and 628.081, Florida Statutes, is APPROVED.

FURTHER, all terms and conditions contained herein are hereby ORDERED.

DONE and ORDERED this 31st day of July, 2012.

Kevin M. McCarty, Commissioner Office of Insurance Regulation

By execution hereof, Richard Widdicombe, as incorporator and proposed President of the proposed insurer, HERITAGE PROPERTY & CASUALTY INSURANCE COMPANY consents to entry of this Consent Order, agrees without reservation to all of the above terms and conditions and shall be bound by all provisions herein. The undersigned represents that he has the authority to bind HERITAGE PROPERTY & CASUALTY INSURANCE COMPANY to the terms and conditions of this Consent Order.

HERITAGE PROPERTY & CASUALTY INSURANCE COMPANY

By:
Print Name:	Richard A. Widdicombe
Title:	President

STATE OF FLORIDA

COUNTY OF PINELLAS

The foregoing instrument was acknowledged before me this 31st day of July, 2012,

by	Richard Widdicombe	as	President
	(name of person)		(type of authority.... e.g. officer, trustee attorney in fact)
for	Heritage Property & Casualty
(company name)

(Signature of the Notary)
Lori Ballis
(Print, type or Stamp Commissioned Name of Notary)

Personally Known            OR Produced Identification ✓

Type of Identification Produced FL Drivers License

By execution hereof, HERITAGE INSURANCE HOLDINGS, LLC consents to entry of this Consent Order, agrees without reservation to all of the above terms and conditions and shall be bound by all provisions herein. The undersigned represents that he/she has the authority to bind HERITAGE INSURANCE HOLDINGS, LLC to the terms and conditions of this Consent Order.

HERITAGE INSURANCE HOLDINGS, LLC

By:
Corporate Seal	Print Name:	RICHARD A. WIDDICOMBE
	Title:	DIRECTOR

STATE OF FLORIDA

COUNTY OF PINELLAS

The foregoing instrument was acknowledged before me this 31st day of July, 2012,

by	Richard Widdicombe	as	Director
	(name of person)		(type of authority.... e.g. officer, trustee attorney in fact)
for	Heritage Insurance Holdings LLC
(company name)

(Signature of the Notary)
Lori Ballis
(Print, type or Stamp Commissioned Name of Notary)

Personally Known            OR Produced Identification ✓

Type of Identification Produced FL Drivers License

COPIES FURNISHED TO:

RICHARD WIDDICOMBE, PRESIDENT

HERITAGE PROPERTY & CASUALTY INSURANCE COMPANY

301 South Bronough St., Suite 200

Tallahassee, FL 32301

TRAVIS MILLER, ESQUIRE

Radey, Thomas, Yon and Clark

301 South Bronough St., Suite 200

Tallahassee, FL 32301

E-Mail: tmiller@radeylaw.com

CATHARINE SCHOENECKER, ASSISTANT GENERAL COUNSEL

Office of Insurance Regulation

200 East Gaines Street

Tallahassee, Florida 32399-4206

Telephone: (850) 413-4169

Facsimile: (850) 922-2543

E-Mail: catharine.schoenecker@floir.com

JANE NELSON, INSURANCE EXAMINER II

Office of Insurance Regulation

200 East Gaines Street

Tallahassee, Florida 32399

Telephone: (850) 413-5282

E-Mail: jane.nelson@floir.com